Aon

                                   SEVERANCE

                                      PLAN

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                               Aon Severance Plan


                                    Preamble


       The name of this plan is the Aon Severance Plan (the "Plan"). Its purpose is to compensate staff employees of Aon Corporation and its subsidiaries for unavoidable and permanent loss of employment under the circumstances specified below. Benefits are in consideration of the waiver of any employment-related litigation and claims against Aon Corporation or its subsidiaries. The Plan shall be effective as of May 1, 1997, and apply to employees notified of termination of employment by Aon Corporation or by a subsidiary on or after that date. All prior existing severance pay plans, programs or practices for employees, whether formal or informal, are hereby revoked and terminated.

                                    SECTION 1
                                    ---------

                                   DEFINITIONS
                                   -----------


1.01   "Board" shall mean the board of directors of Aon Corporation.

1.02   "Cause" shall mean:

       (a) excessive absenteeism or tardiness which violates the Company's attendance standards;
       (b)    unsatisfactory job performance;
       (c)    violation of Company policies;
       (d) breach of fiduciary duty; theft; fraud; dishonesty; embezzlement; violation of securities laws; violation of non-competition, nonsolicitation or confidentiality agreements;
       (e)    falsification of employment application or other business records;
       (f) insubordination (e.g., failure to follow direct supervisory instructions);
       (g)    unethical or criminal conduct.

1.03 "Committee" shall mean the Benefits Committee appointed by the Board. The Committee is designated as the plan administrator and named fiduciary.

1.04   "Company" shall mean Aon Corporation and its majority owned subsidiaries.

1.05 "Compensation" shall mean solely salary and fixed base compensation. Compensation shall be determined before excluding any pretax deferrals for retirement, health, welfare, death, insurance, or similar plans of the Company. The following are examples of items that are not included in
       Compensation: (a) net and deferred commission payments; (b) bonuses; (c) stock awards; (d) expense reimbursements; (e) income from exercise of stock options; (f) overtime pay; (g) overrides; and (h) car allowances.

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1.06   "Employee"  shall mean any regular  United  States staff  employee of the
       Company working 20 or more hours a week. The term, "Employee" shall not include independent contractors, any individual treated as an independent contractor by the Company but considered an employee by the Internal Revenue Service or other third party, leased employees, and temporary employees.

1.07 "Involuntary Termination of Employment" shall mean any Termination of Employment with the Company due to the following:

              (a) Elimination of the Employee's job, provided that (i) the Employee has made a good faith effort to secure another position within the Company; and (ii) there is no possibility that another position may be secured within the Company. A temporary or seasonal lay-off shall not be considered an Involuntary Termination of Employment.
              (b) Divestiture or other disposition of a subsidiary or unit of the Company, where an Employee of such subsidiary or unit is not employed by the acquiring company or offered employment by the acquiring company.

       An Involuntary Termination of Employment shall not include, among other events: Resignation; Termination of Employment for Cause; and Termination of Employment on account of disability.

1.08 "Participant" shall mean an Employee eligible for benefits under Section 2.01.

1.09   "Plan" shall mean the Aon Severance Plan.

1.10 "Release" shall mean a release of Employee claims in the form set forth in Appendix A.

1.11 "Resignation" shall mean a Termination of Employment effected by the Employee, or effected by mutual agreement between the Employee and the Company.

1.12   "Termination   of   Employment"   shall   mean  the   cessation   of  the
       classification of an Employee as an active employee on the payroll records of the Company.

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                                    SECTION 2
                                    ---------

                                   ELIGIBILITY
                                   -----------

2.01   Eligibility.  Any Employee of the Company who: (a) incurs an  Involuntary
       -----------
       Termination of Employment; (b) signs a Release in accordance with Section 2.03, which Release shall have become effective under its terms; and (c) returns all Company property in the possession of the Employee, shall receive benefits in accordance with Section 3 of this Plan.

2.02   Involuntary Termination. Involuntary Termination of Employment shall be a
       -----------------------
       condition to receipt of benefits under this Plan. The determination of whether an Employee has incurred an Involuntary Termination of Employment shall be made based on the good faith belief of the Corporate Human Resources Department.

2.03   Release.  As a  condition  to receipt of  benefits  under this Plan,  the
       -------
       Employee must sign a Release which shall have become effective in accordance with its terms. The failure or refusal of an Employee to sign a Release, or the revocation of a Release (to the extent permitted by its terms) shall disqualify the employee from receiving benefits under this Plan. If an Employee files a legal action asserting any claim or demand within the scope of the Release, the Company shall retain all rights and benefits of the Release and may (a) cancel all future obligations under the Release; and (b) recoup the value of all payments and benefits paid under this Plan, together with the Company's costs and attorneys fees.

2.04   Disabled  Employees.  An Employee  receiving benefits under the Company's
       -------------------
       short-term disability plan who: (a) following commencement of such benefits, is scheduled to incur an Involuntary Termination of Employment; and (b) meets all the requirements of Section 2.01, shall be entitled to benefits under this Plan; provided, however, that the number of weeks during which benefits are paid (or deemed to be paid) under Section 3 of this Plan shall be reduced by the number of weeks in which the Employee receives short-term disability benefits after the scheduled date of Termination of Employment.

2.05   Alexander  &  Alexander  Employees.  Any  Employee  who was  employed  by
      -----------------------------------
       Alexander & Alexander Services, Inc., or any of its subsidiaries on January 15, 1997, shall not be eligible for benefits under this Plan until the Board or its designee shall amend this Plan to permit such eligibility.

2.06   Service until Termination of Employment.  An Employee  otherwise entitled
       ---------------------------------------
       to receive benefits under Section 2.01 of this Plan shall not receive benefits unless such Employee: (a) works satisfactorily through the date determined by the Company to be the date of Termination of Employment; and (b) prior to such date, neither voluntarily terminates employment nor is terminated for Cause.

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                                    SECTION 3
                                    ---------

                                    BENEFITS
                                    --------


3.01   Company-Provided  Benefits.  An  Employee  eligible  for  benefits  under
       --------------------------
       Section 2.01 shall receive an amount equal to one week's Compensation multiplied by the lesser of: (a) the total of such Employee's Years of Service plus four; or (b) 30. All Company-provided benefits under this
       Section 3.01, in the case of a part-time Employee, will be pro rated based upon the average number of hours worked by the part-time Employee and the number of hours worked by full-time Employees in the part-time Employee's location.

       For purposes of this Section 3.01, "Years of Service" means the number of years of continuous employment with the Company. Partial years of service will be rounded to the closest Year of Service. With respect to employment with an employer whose business was acquired by or merged into the Company ("the Acquired Employer"), Years of Service shall include employment with the Acquired Employer beginning with such Employee's most recent date of hire with the Acquired Employer through the date of such merger or acquisition. The foregoing applies only to individuals employed by the Acquired Employer at the time of the acquisition or merger.

3.02   90-Day Subsidy for Health Benefits.  Participants who elect  continuation
       ----------------------------------
       of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), shall be entitled to continue medical (including HMO) and dental coverage under COBRA for the 90-day period following termination of employment at a cost no greater than that paid by similarly situated active Employees.

3.03   Form of  Payment.  Benefits  under  this Plan will be paid in a lump sum,
       ----------------
       unless the Company decides otherwise.

3.04   Other  Benefit  Plans.  No amount paid to a  Participant  under this Plan
       ---------------------
       shall be deemed to be compensation with respect to the Employee's entitlement to benefits under any employee benefit plan established by the Company for its employees unless otherwise specifically provided in such plan.

3.05   Rehired  Employees.  A Participant who receives  benefits under this Plan
       ------------------
       and who is rehired as an Employee at any time before the end of a number of weeks described in Section 3.01(a), will be required to reimburse the Company for benefits paid during, or attributable to, the period of rehire.

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3.06   Laws Requiring Payments.  To the extent that any federal,  state or local
       -----------------------
       law, including "plant closing" laws, requires the Company to make a payment of any kind to an Employee because of such Employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or other similar event, the benefits provided under this Plan shall be reduced dollar for dollar or eliminated.

3.07   Other  Company-Provided  Payments. The amount of benefits due an Employee
       ---------------------------------
       in accordance with Section 3.01 shall be reduced, dollar for dollar, by Company-provided payments due the Employee upon Termination of Employment under such other individual employment arrangements as may cover the Employee.

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                                    SECTION 4
                                    ---------

                                 ADMINISTRATION
                                 --------------


4.01   Participant  Rights.  If the claim of any Employee for benefits under the
       -------------------
       Plan is denied, the Company shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Company shall afford such Employee whose claim for benefits has been denied 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Employee appeals the decision in writing within 60 days, the Committee shall review the written comments and any submissions of the Employee and render its decision regarding the appeal all within 60 days of such appeal.


4.02   Committee Actions.  The Committee may, from time to time, adopt rules and
       -----------------
       regulations for carrying out the Plan. The Committee shall have the exclusive right and discretionary authority to construe the provisions of the Plan, including without limitation, the power to interpret disputed, ambiguous or uncertain terms, and such other powers as may be necessary to carry out the provisions of the Plan. The Committee shall also have the discretionary authority to determine on appeal all questions relating to the eligibility of Employees to receive benefits under the Plan and the amount of such benefits, and resolve all questions pertaining to the administration, interpretation and application of the Plan provisions. Actions taken in good faith by the Company, the Committee, or any employee of the Company shall be conclusive and binding on all interested parties and shall be given the maximum possible deference allowed by the law. The Committee has the authority to delegate its administrative responsibilities.

4.03   Amendment  and  Termination.  The  Plan  may,  at any  time  be  amended,
       ---------------------------
       modified, or terminated by action of the Board.


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                                    SECTION 5
                                    ---------

                               GENERAL PROVISIONS
                               ------------------
5.01   Notices. Unless otherwise indicated,  all notices to the Company shall be
       -------
       delivered to the attention of the Secretary of the Company. Any notice or filing required or permitted to be given to the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company at the principal office of the Company.

5.02   Controlling Law. Except to the extent superseded by federal law, the laws
       ---------------
       of Illinois shall be controlling in all matters relating to the Plan.

5.03   Captions.  The captions of Sections and  paragraphs  of this Plan are for
       --------
       convenience only and shall not control or affect the meaning or construction of any of its provisions.

5.04   Action by the  Company.  Any action  required or  permitted  by a Company
       ----------------------
       under the Plan shall be by resolution of its Board or any person or persons authorized by resolution of its Board.

5.05   Facility of Payment.  Any amounts  payable  under this Plan to any person
       -------------------
       under legal disability or who, in the judgment of the Company, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Company may select.

5.06   Severability.  Whenever  possible,  each  provision  of the Plan shall be
       ------------
       interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan shall remain in full force and effect.

5.07   Liability.  No member of the Board,  no employee of the  Company,  and no
       ---------
       member of the Committee (nor the Committee itself) shall be liable for any act or action under this Plan whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company will fully indemnify and hold the members of the Committee harmless from any liability under this Plan, except in circumstances involving a Committee member's bad faith, gross negligence, or fraud. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligation or duties

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       under this Plan,  or with  respect  to any  action or  proceeding  or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel.

5.08   Successors.  The  provisions  of the Plan  shall  bind  and  inure to the
       ----------
       benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

5.09   Unfunded Status of the Plan. Payments made to the Participant pursuant to
       ---------------------------
       the Plan shall be made only from the general assets of the Company. Nothing contained in this Plan shall be deemed to create a trust of any kind.

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IN WITNESS WHEREOF, Aon Corporation hereby adopts the Aon Severance Plan,

effective as set forth above, as of this 5th   day of May             , 1997.
                                        -------       ----------------    --


                                             AON CORPORATION


                                             By:

                                             /s/ Daniel T. Cox
                                             -----------------------
                                             Daniel T. Cox
                                             Executive Vice President

                                   APPENDIX A

                               AON SEVERANCE PLAN
                               ------------------

                          WAIVER AND RELEASE OF CLAIMS
                          ----------------------------


In exchange for benefits to be provided to me under the Aon Severance Plan (the "Plan") , which I acknowledge I am not otherwise entitled to receive, I freely and voluntarily agree to this WAIVER AND RELEASE OF CLAIMS.


1. In signing this WAIVER AND RELEASE OF CLAIMS, I hereby waive and release any and all claims that I may ever have had or that I now have against the following persons and organizations:

         a.       Aon Corporation, its affiliates,  successors and subsidiaries;
                  and,
         b. Any and all officers, directors, employees, shareholders and agents of Aon Corporation, its affiliates, successors and subsidiaries.

2. I understand and agree that, in signing this document, I am waiving and releasing any and all claims of whatever nature that I may ever have had or now have against the persons and organizations listed in paragraph 1. I understand and agree that among the claims that I am waiving and releasing are the following:

         a. Claims of age discrimination in employment under the federal Age Discrimination in Employment Act of 1967;
         b. Claims of race, color, sex, national origin and religious discrimination or harassment in employment under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1866, 42 U.S.C. ss. 1981, as amended;
         c. Claims of disability discrimination under the Americans With Disabilities Act;
         d. Claims of discrimination in employment under any other federal, state or local statute, ordinance, regulation or constitution;
         e. Claims under any employment agreement or any claims of breach of contract; and,
         f. Any common law or statutory claims of wrongful discharge and any other common law tort or statutory claims.

         I understand and agree that I am waiving and releasing any and all claims that I may ever have had or that I now have, regardless of their nature or origin, and that the fact that such claim is not listed in subparagraphs (a) through (f) above, does not mean that such claim is not included in this WAIVER AND RELEASE OF CLAIMS.


3. I agree that I will never sue any of the persons or organizations listed in paragraph 1 and I further agree that I will never seek or receive damages for any claim or charge of employment discrimination, for any claim released by this WAIVER AND RELEASE OF CLAIMS. I also agree to withdraw any pending lawsuit I may have against any of the

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
         persons or organizations listed in paragraph 1 arising out of my employment, including the termination of my employment.


4. In signing this agreement, I agree and understand that this WAIVER AND RELEASE OF CLAIMS will be binding not only on me but also on my heirs, administrators and assigns with respect to the claims covered by this agreement. As of the date of my signing of this agreement, I have made no assignment of any claims against any of the persons or organizations described in paragraph 1.

5. I hereby acknowledge that, at the time I was given this WAIVER AND RELEASE OF CLAIMS, I was informed in writing that I had at least 45 days from the date I received all the information described in paragraph below in which to consider whether I would sign this WAIVER AND RELEASE OF CLAIMS. I also acknowledge that, at the time I was given this WAIVER AND RELEASE OF CLAIMS, I was informed in writing that I should consult with an attorney before signing this agreement. I have had an opportunity to consult with an attorney and have either had such consultations or have decided of my own free will that I will sign this agreement without consulting with legal counsel.

6. I acknowledge that, at the time I was given this WAIVER AND RELEASE OF CLAIMS, I was given a complete description of the Plan, including a description of the group of persons who are covered by this program, the rules of eligibility and any time limits applicable to such program. Finally, I acknowledge that I have received a list of ages and job titles of all individuals in my organizational unit who are eligible or were selected to receive benefits under the Plan as well as the ages and job titles of individuals in my organizational unit who are not eligible or were not selected to receive benefits under the Plan.

7. I acknowledge that I have been informed that I may revoke my acceptance of this WAIVER AND RELEASE OF CLAIMS by delivering a letter to the Corporate Human Resources Department (see address below), within seven days of the date I have signed this agreement. I understand that this WAIVER AND RELEASE OF CLAIMS will not become effective until the eighth day following my signing of this agreement. I understand and intend that, in the event I do not revoke my acceptance of this agreement within the seven-day period described in this paragraph, this WAIVER AND RELEASE OF CLAIMS will be legally binding and enforceable on me, my heirs, administrators and assigns.

8. I agree to continue to respect the trade secrets and other confidential information to which I have had access while employed. Insofar as I have already signed any written agreement or agreements not to deal with customers or clients or not to hire employees of my employing company or its affiliates for any period of time after cessation of employment, I confirm that I shall fulfill the terms of such agreement or agreements.

9. This WAIVER AND RELEASE OF CLAIMS will be interpreted and enforced according to the laws of the state of Illinois. If any part of this WAIVER AND RELEASE OF CLAIMS is judged by a court of competent jurisdiction to be illegal, invalid or inoperable, then that part only will be stricken. A suitable and equitable provision will be substituted in order to carry out, so far as may be enforceable and valid, the intent and purpose of the stricken part, and the rest of this WAIVER AND RELEASE OF CLAIMS will continue in full force and effect.


I acknowledge that the number of years of service used to calculate my benefit under the Aon Severance Plan is ____, based on my hire date of , 19__.


___________________________                  _____________________________
NAME (Please Print)                          SIGNATURE


___________________________                  _____________________________
DATE                                         SOCIAL SECURITY NUMBER


Return the original signed copy of this form on or before the 45th day after you have received all the information described in paragraph 6 (above) to:



                  Corporate Human Resources
                  ____________________________

                  ____________________________
                  123 North Wacker Drive
                  Chicago, IL   60606



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